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COMPAQ COMPUTER CORPORATION
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Fast Facts

Percent of employees who hold stock options	Over 90%
Percent of employees who typically receive an annual grant	35% (~50% of professional employees)
Last all-employee grant	December, 1999 (200 shares to any employee who did not otherwise receive an annual grant)
Percent of options granted to 16b officers	3%
Percent of options granted to non-16b executives	34%
Percent of options granted to non-executives	63%
Average annual grant rate for last 3 years	~5.4%
Average annual exercise rate for last three years	~1.5%
Average annual cancellation rate for last three years	~1.4%

Background

•  Compaq has had above average option grant rate (~7% per year) in last two years due to:

          – Low stock price (requires more shares to maintain competitive grant levels)

          – Significant retention issues due to high tech & dot com recruiting practices

•  Overhang is high due to grant rate in last two years and low number of shares being exercised in the same period

2001 Stock Option Plan Overview

•  Up to 80 million shares of Common Stock

•  Approval requires majority shareholder vote

•  Not an evergreen plan

•  Exercise price can be no lower than fair market value of stock on day of grant

•  No re-pricing of outstanding option grants

     – Plan does permit Compaq to offer “exchange” of options at FMV

Shares Issued and Available for Stock
Incentives (+80M Share Request)

                                                                                               % of Common
                                                                 # of Shares            Shares Outstanding

Outstanding as Stock Incentives                       300m                         17.7%

Available for Future Grants                                38m                           2.2%

Total Overhang                                              338m                          19.9%

Shares Requested                                            80m                            4.7%

Total Overhang if Approved                              418m                          24.6%

Importance of 2001 Stock Option Plan

•    Attracting / Retaining exceptional employees in an aggressive recruiting environment

•    Managing overall compensation cost (maintain moderate cash compensation position by offering upside leverage with stock options)

•    Motivating employees to achieve long term performance goals

•    Enabling employees to participate in long term growth and success of Compaq

Competitive Stock Option Overview

Company	Stock Option Overhang	Shares Available for Grant	2000 Option Grant Rate
50th %ile	75th %ile	50th %ile	75th %ile	50th %ile	75th %ile
Computer / Computer Peripheral Companies [1]	13.6%	15.8%	na	na	5.1%	7.2%
Tech Companies with Revenue Greater than $5B [2]	10.2%	13.6%	na	na	2.9%	4.0%
High Tech Companies [3]	15.8% (n = 175)	20.1% (n = 175)	6.7% (n = 162)	11.0% (n = 162)	6.9% (n = 176)	11.0% (n = 176)
Compaq	300M (17.7%)	38M (2.2%)	7%

(1)   From 2000 iQuantic Equity Practices Survey for the High Technology Industries. Companies in Computer/
       Computer Peripherals survey sample are Adaptec, American Power Conversion, Apple, Compaq, Dell,
       Hewlett-Packard, IBM, Imation, Komag, Logitech, Maxtor, NCR, Quantum, Radisys, Seagate,
       Silicon Graphics, Solectron, Splash Technology, Storage Technology, Sun Microsystems

(2)   From 2000 iQuantic Equity Practices Survey for the High Technology Industries. Companies in survey with Revenues greater than $5B are 3Com, Agilent, Apple, ADP, Cisco, Compaq, Dell, EDS,
       Ericsson, GTE Services, Hewlett-Packard, IBM, Intel, Lucent, Microsoft, Motorola, NCR,
       Nokia Americas, Nortel Networks, Oracle, Qualcomm, Seagate Technology, Solectron,
       ST Microelectronics, Sun Microsystems

(3)    Companies in 2000 iQuantic Equity Practices Survey for the High Technology Industries.

Conclusion

•    80M shares requested, no evergreen clause

•    Allow shareholders to measure us again before approving any subsequent plan

•    Imperative for retention and morale

•    Required to allow parity versus our peers